Exhibit 10.3
KADANT INC.
NOTICE OF AMENDMENT TO
RESTRICTED STOCK UNIT AWARD AGREEMENTS

1.    This amendment is effective as of September 20, 2017 with respect to the Restricted Stock Unit Award Agreements granted to the Recipient named below on the dates specified (the “Agreements”) and has been authorized and approved by the Compensation Committee of the Board of Directors of Kadant Inc. (the “Company”).

Recipient:             Sandra L. Lambert

Performance-based RSU Award Agreement dated:    March 8, 2016

Time-based RSU Award Agreement dated:        March 8, 2016

Performance-based RSU Award Agreement dated:    March 8, 2017

Performance-based RSU Award Agreement dated:    March 8, 2017

2.    The following paragraph is added to (i) the end of Section 3(a) of the Performance-based RSU Award Agreements specified above in Section 1 and (ii) the end of Section 3 of the Time-based RSU Award Agreement specified above in Section 1:

“Reference is hereby made to the Executive Transition Agreement dated as of September 20, 2017 by and between you and the Company (the “Executive Transition Agreement”). Notwithstanding anything to the contrary in this Award Agreement, any Award Shares that would otherwise vest after March 10, 2018 (if employment continued) shall be fully vested and result in a distribution of the Award Shares as soon as practicable following the Separation Date (as defined in the Executive Transition Agreement) but no later than March 10, 2019 (the “Distribution Date”) provided that you have remained an employee of the Company until July 1, 2018 or your termination of employment otherwise satisfies Section 4.1(e) of the Executive Transition Agreement (subject in either case to providing an effective release, except where the vesting is caused by your death, on the terms set forth in Section 4.5(e) and the last paragraph of Section 4.5).”

3.    By your signature below, you acknowledge receipt of this Notice of Amendment to the Agreements and agree that this Amendment is attached and made a part of the Agreements, effective as of the 20th day of September, 2017.

RECIPIENT

/s/ Sandra L. Lambert
Sandra L. Lambert